UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2018

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, the Board of Directors (the “Board”) of Crimson Wine Group, Ltd. (the “Company”) elected Mr. Colby Rollins as a director of the Company to fill the vacancy left as a result of Mr. Ian M. Cumming’s retirement as a director of the Company on January 5, 2018. Mr. Rollins is independent under the listing standards of the NASDAQ Stock Market. The Board has not yet appointed Mr. Rollins to any committees, though it may appoint him to one or more committees in the future.

Mr. Rollins, age 43, has served as the Chief Operations Officer of American Investment Company, a family-owned investment company with diversified holdings, since January 2011. Previously, Mr. Rollins served as the Chief Financial Officer of American Investment Company since January 2009. Mr. Rollins served as a Director, Chief Operations Officer, and Chief Financial Officer of Wing Enterprises, Inc., a privately-owned ladder company, from 2004 to 2008. Mr. Rollins also has managerial and investment experience including serving on the board of directors for Farm Brothers LLC, IPT, LLC (dba PayLock Parking Solutions), MTI Partners, LLC, PMH Investors, LLC, Snowbird Resort LLC, City Roasting Company LLC and Ready Foods, LLC. Mr. Rollins was also a certified public accountant with Deloitte and Touche.

Mr. Rollins will receive the standard compensation effective for 2018 received by the Company’s current non-employee directors, as discussed in the Company’s Proxy Statement filed on June 5, 2017.

There is no arrangement or understanding between Mr. Rollins and any other persons pursuant to which Mr. Rollins was selected as a director. There are no transactions involving Mr. Rollins requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2018

CRIMSON WINE GROUP, LTD.

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer